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                                   Exhibit 99
                                     Form 3
                             Monroe I. Klein, Ph.D.



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                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Robert F. Apple, the undersigned's true and lawful attorney-in-fact to:

          1. execute for and on behalf of the undersigned, in the undersigned's capacity as an executive officer of InKine Pharmaceutical Company, Inc. (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder;

          2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

          3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, and in the best interest of, or legally required by, the undersigned.

     The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

                               NOTICE TO SIGNATORY

     The purpose of this Power of Attorney is to give Robert F. Apple (the "Agent") the power to execute certain documents relating to Section 16 of the Securities Exchange Act of 1934 on your behalf.

     This Power of Attorney does not impose a duty on the Agent to exercise granted powers, but when powers are exercised, the Agent must use due care to act for your benefit and in accordance with this Power of Attorney.

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     The Agent may exercise the powers given here for the period during which you are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, even after you become incapacitated, unless you expressly limit the duration of these powers or you revoke these powers or a court acting on your behalf terminates the Agent's authority. A court can take away the powers of the Agent if it finds the Agent is not acting properly.

     The powers and duties of an agent under a Power of Attorney are explained more fully in 20 Pa. C.S. Ch. 56.

     If there is anything about this form that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

     By signing below you are attesting that you have read or had explained to you the above Notice and you understand its contents.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 7 day of August, 2001.

                                              /s/ Monroe I. Klein, Ph.D.
                                              --------------------------
                                              Monroe I. Klein, Ph.D.


                              AGENT ACKNOWLEDGMENT


     The undersigned has read the above Power of Attorney and acknowledge that he is the person identified as the agent for the principal listed above. The undersigned hereby acknowledges that in the absence of a specific provision to the contrary in the Power of Attorney or in 20 Pa. C.S., such agent shall, when acting as agent:

          (i)    exercise the powers for the benefit of the principal;

          (ii)   exercise reasonable caution and prudence; and

          (iii) keep a full and accurate record of all actions on behalf of the principal.

     IN WITNESS WHEREOF, the undersigned has caused this Agent Acknowledgment to be executed as of this 7 day of August, 2001.

                                               /s/ Robert F. Apple
                                               ---------------------------
                                               Robert F. Apple



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